UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2021

Date of Report (Date of earliest event reported)

Rocky Mountain Industrials, Inc.

(formerly RMR Industrials, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 DTC Blvd., Suite 130

Denver, CO 80237

 (Address of Principal Executive Offices)

(720) 614-5213

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

On January 26, 2021 Rocky Mountain Industrials Inc. (RMI) issued a press release announcing a parcel sale in its 620-acre Rocky Mountain Rail Park. The press release is detailed below and a copy of the press release is attached hereto in exhibit 99.1.

ROCKY MOUNTAIN INDUSTRIALS CLOSES $10,950,000 TRANSACTION

Sale of Single Rail Park Parcel and Supply Contract Launch 620-acre Rocky Mountain Rail Park

Denver, Colorado (January 26, 2021) – Rocky Mountain Industrials Inc. (RMI), Colorado’s next generation infrastructure company, announced today a parcel sale in its 620-acre Rocky Mountain Rail Park, located in Adams County. Rocky Mountain Rail Park (Rail Park) received unanimous FDP approval from the Adams County Board of County Commissioners in September, paving the way for this Rail Park transaction.

“We’re thrilled to launch construction at the Rail Park to serve the Denver market,” said Brian Fallin, CEO of RMI. “The parcel sale and supply contract mark the beginning of an era for the Rail Park and accelerate our mission of delivering a superior material distribution network for the Mountain West.”

Construction of the Rail Park, which connects the Union Pacific rail network to the Denver metro area, is scheduled to begin in February. Construction will start on the Rail Park’s southern property and follow a phased approach to the rail-served northern properties. Both rail- and non-rail-served sites are available throughout construction in 2021.

ITEM 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description*

99.1*	Press release dated January 26, 2021

 *Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2021	By: /s/ Brian Fallin
Brian Fallin
Chief Executive Officer
(Principal Executive Officer)